UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2023

IVERIC bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36080	20-8185347
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sylvan Way

Parsippany, NJ 07054

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 474-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISEE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introduction

On July 11, 2023, Berry Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Astellas US Holding, Inc., a Delaware corporation (“Parent”), completed its merger (the “Merger”) with and into IVERIC bio, Inc., a Delaware corporation (“IVERIC”), pursuant to the terms of the Agreement and Plan of Merger, dated April 28, 2023 (the “Merger Agreement”), by and among Parent, Merger Sub, IVERIC, and solely as provided by Section 8.10(b) of the Merger Agreement, Astellas Pharma Inc., a company organized under the laws of Japan (“Astellas”). IVERIC was the surviving corporation in the Merger and, as a result, is now a wholly owned subsidiary of Parent.

Item 1.02. Termination of a Material Definitive Agreement.

On July 11, 2023, in connection with the Merger, IVERIC repaid in full all outstanding indebtedness and all other amounts due and payable and terminated all commitments under that certain Loan and Security Agreement, dated as of July 26, 2022 (as amended, restated, amended and restated, supplemented and otherwise modified from time to time prior to the Closing Date, the “IVERIC Credit Agreement”), by and among IVERIC and each of its subsidiaries party thereto, as borrowers, the lenders party thereto and Hercules Capital, Inc., as administrative agent and collateral agent. Additionally, the guarantees and liens securing the indebtedness under the IVERIC Credit Agreement were discharged and released.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction to this Current Report on Form 8-K (the “Introduction”) is incorporated into this Item 2.01 by reference.

As of the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of IVERIC (a “Share”) outstanding immediately prior to the effective time of the Merger was converted into the right to receive $40.00 per Share in cash, without interest (the “Per Share Merger Consideration”) less any applicable withholding taxes (except for any Shares owned by (1) IVERIC, (2) Parent or Merger Sub or any other direct or indirect wholly owned subsidiary of Parent or Merger Sub, (3) any direct or indirect wholly owned subsidiary of IVERIC or (4) stockholders who are entitled to and who properly exercise (and do not subsequently withdraw) appraisal rights pursuant to Section 262 of the DGCL).

In addition, pursuant to the Merger Agreement, as of the Effective Time:

•	Each option to acquire Shares (each of which, a “Company Option”) that was then outstanding and unexercised (whether or not vested) and which had a per Share exercise price that was less than the Per Share Merger Consideration was canceled and converted into the right to receive a cash payment equal to (1) the excess of (i) the Per Share Merger Consideration over (ii) the exercise price payable per Share under such Company Option, multiplied by (2) the total number of Shares subject to the Company Option.

•	Each then-outstanding Company Option with a per Share exercise price that was equal to or greater than the Per Share Merger Consideration was canceled at the Effective Time without consideration.

•	Each then-outstanding time-based vesting restricted stock unit with respect to Shares (each of which, a “Company RSU”) was canceled and the holder thereof became entitled to receive a cash payment equal to the product of (1) the Per Share Merger Consideration and (2) the number of Shares subject to such Company RSU.

•	Each then-outstanding performance vesting restricted stock unit with respect to Shares (each of which, a “Company PSU”) was canceled and converted into a cash-based award which entitled the holder thereof to receive a cash payment equal to the product of (1) the Per Share Merger Consideration, and (2) the number of Shares subject to such Company PSU, subject to the same terms and conditions (including vesting, forfeiture and acceleration provisions) that were applicable to the corresponding Company PSU immediately prior to the Effective Time.

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The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to IVERIC’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on May 1, 2023 and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, IVERIC notified The Nasdaq Stock Market LLC (“Nasdaq”) of its intent to remove the Shares from listing on The Nasdaq Global Select Market and requested that Nasdaq (i) suspend trading of the Shares on The Nasdaq Global Select Market following the close of trading on July 11, 2023 and (ii) file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). IVERIC expects that trading of the Shares on The Nasdaq Global Select Market will be suspended following the close of trading on July 11, 2023.

IVERIC intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Shares and the suspension of IVERIC’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introduction and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, each Share that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the Per Share Merger Consideration in accordance with the terms of the Merger Agreement. Accordingly, at the Effective Time, the holders of such Shares ceased to have any rights as shareholders of IVERIC, other than the right to receive the Per Share Merger Consideration.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introduction and Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

As a result of the Merger, a change in control of IVERIC occurred, and IVERIC became a wholly owned subsidiary of Parent.

In connection with the Merger, the aggregate purchase price paid for all equity securities of IVERIC was approximately $5.9 billion, which was fully funded by Astellas through a combination of cash in hand and available credit facilities.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

In connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with IVERIC), each of the directors of IVERIC (Glenn P. Sblendorio, Pravin U. Dugel, Mark S. Blumenkranz, Axel Bolte, Adrienne L. Graves, Jane P. Henderson, Christine A. Miller and Calvin W. Roberts) resigned as a member of the board of directors of IVERIC as of the Effective Time.

Immediately prior to the Effective Time, Merger Sub’s board of directors consisted of Mark Reisenauer. In accordance with the terms of the Merger Agreement, at the Effective Time, the sole director of Merger Sub became the sole director of IVERIC.

Immediately prior to the Effective Time, the executive officer of Merger Sub was Mark Reisenauer. In accordance with the terms of the Merger Agreement, at the Effective Time, the sole officer of Merger Sub became the sole officer of IVERIC.

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Restated Certificate of Incorporation of IVERIC, as in effect immediately prior to the Effective Time, was amended and restated to be in the form of the amended and restated certificate of incorporation set forth on Annex I to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”), in accordance with the terms of the Merger Agreement. In addition, at the Effective Time, IVERIC’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated to conform to the bylaws of Merger Sub as of immediately prior to the Effective Time, except that references to the name of Merger Sub were replaced by the name of IVERIC (the “Amended and Restated Bylaws”). Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 28, 2023, by and among Astellas US Holding, Inc., Berry Merger Sub, Inc., IVERIC bio, Inc. and, solely as provided by Section 8.10(b) therein, Astellas Pharma Inc. (incorporated by reference to Exhibit 2.1 to IVERIC’s Current Report on Form 8-K filed with the SEC on May 1, 2023).*

3.1	Amended and Restated Certificate of Incorporation of IVERIC bio, Inc.

3.2	Amended and Restated Bylaws of IVERIC bio, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. IVERIC hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, that IVERIC may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2023

IVERIC bio, Inc.

By:	/s/ Mark Reisenauer
Name: Mark Reisenauer
Title: President, Secretary and Treasurer

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